THE INDUSTRY LEADERS FUND

                                       and

                       CLAREMONT INVESTMENT PARTNERS, LLC

                              Amended and Restated

                                 CODE OF ETHICS

Introduction and Statement of Purpose.

Rule 17j-l(b) under the Investment Company Act of 1940, as amended, ("1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") make it unlawful for any affiliated person of the Trust, any investment adviser to the Trust and the Trust's principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by the Trust:

      >>    To employ any device, scheme, or artifice to defraud the Trust;
      >>    To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
      >>    To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
      >>    To engage in any manipulative practice with respect to the Trust.

These rules also require all registered investment companies, their investment advisers and their principal underwriters to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons associated with such entities from engaging in conduct prohibited under such rules and to use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of the code of ethics adopted by it. This Code of Ethics ("Code") is designed to put into place those procedures believed to be reasonably necessary to prevent such prohibited conduct by Access Persons (defined below).

Each Access Person is responsible for maintaining the very highest ethical standards when conducting business. More specifically, this means:

      >> Each Access Person has a duty at all times to place the interests of our clients first;
      >> All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or other abuse of the employee's position of trust and responsibility; and
      >> No employee should take inappropriate advantage of his/her position or engage in any fraudulent or manipulative practice with respect to our clients' accounts.
      >> Each employee must notify the Code Compliance Officer (defined below) immediately if you have any reason to believe that a violation has occurred or is about to occur.

Although not required by this Code, it is the policy of Claremont Investment Partners, LLC that officers of the firm will not invest in any equity securities other than those of the Industry Leaders Fund. Any exceptions to such policy must be approved in advance by the firm's Chief Compliance Officer and a record of the exception shall be maintained in the firm's records.

This Code of Ethics has been adopted by both the Industry Leaders Fund and Claremont Investment Partners, LLC, investment adviser to the Fund. A complete list of the Access Persons of both the Trust and the Adviser is as follows:

--------------------------------------------------------------------------------------------------------------------
Name                          Reason for Access Person designation        Reason for Access Person designation
                                    with respect to the Trust                  with respect to the Adviser
--------------------------------------------------------------------------------------------------------------------
Gerald Sullivan               President of the Trust                      President of the Adviser
--------------------------------------------------------------------------------------------------------------------
Laura M. Sullivan             Secretary of the Trust                      EVP, Corporate Secretary of Adviser
--------------------------------------------------------------------------------------------------------------------
Chris Landsberg*              Trustee
--------------------------------------------------------------------------------------------------------------------
Eric C. Mollman*              Trustee
--------------------------------------------------------------------------------------------------------------------
Brendan Sachtjen *            Trustee
--------------------------------------------------------------------------------------------------------------------
Peter Schaffer*               Trustee
--------------------------------------------------------------------------------------------------------------------
Richard Wellbrock*            Trustee
--------------------------------------------------------------------------------------------------------------------
Robert Wellbrock*             Trustee
--------------------------------------------------------------------------------------------------------------------

* Exempt from the Code's reporting requirements (unless the Independent Trustee knew or should have known that during the 15 day period before or after the Trustee's transaction in a security, the Fund had purchased or considered purchasing that security).

The principal devices upon which this Code relies to achieve its purpose is periodic reporting by Access Persons of securities transactions in which such Access Persons have a Beneficial Ownership Interest (defined below) and the subsequent review of such transactions by the Code Compliance Officer. As permitted by Rule 17j-1, the Code contemplates that Access Persons who are affiliated persons of either (i) an investment advisory organization engaged by the Trust to provide investment advice; or (ii) the Trust's principal underwriter, will satisfy their reporting obligations under the Trust's Code by complying with codes of ethics adopted by such investment adviser or principle underwriter, provided in each case that the Board of Trustees, including a majority of the Independent Trustees (defined below) has determined that such code of ethics contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act

The Trust's Board of Trustees will, no less frequently than annually, review the individual codes of ethics adopted by such investment advisory organizations and principal underwriter and will review, at least quarterly, a written report setting forth any issues that may have arisen under such each such code of ethics during the relevant period. Day-to-day administration of the Code is the responsibility of the Code Compliance Officer. (defined below).

I.    Definitions.

      A.    "Trust" means The Industry Leaders Fund.

      B. "Access Person" means any manager, director, officer, general partner, trustee, or Advisory Person of the Trust, Adviser or any other investment adviser to the Trust (including, inter alia, any employee of the Trust's principal underwriter or any investment adviser to the Trust who serves as an officer of the Trust).

      C.    "Adviser" means Claremont Investment Partners, LLC.

      D. "Advisory Person" means (i) any employee of the Trust, any of the Trust's investment advisers, or any Company in a Control Relationship with any such entity, who, in connection with their regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This category of persons includes, inter alia, all Investment Personnel (defined below) employees who place and process orders for the purchase or sale of a Covered Security by the Trust and research analysts who investigate potential investments for the Trust. It excludes marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel. Any natural person who is in a Control Relationship to the Trust or to any of the Trust's investment advisers who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security is also an Advisory Person of the Trust.

      E. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of that Act and the rules and regulations thereunder.

      G. "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a trust, or any organized group of persons whether incorporated or not.

      H. "Code Compliance Officer" shall mean the Trust's Vice President and Treasurer or, in his absence, the Trust's President. Such officers may designate other individuals to assist in the administration of the Code.

      I. "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per cent of the voting Securities of any Company shall be presumed not to control such Company

      J. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act (which provision defines the term "security for purposes of the 1940 Act), but shall exclude securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies other than the Industry Leaders Fund.

      K. "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust, or the Trust's investment adviser or principal underwriter within the meaning of Section 2(a)(19) of the 1940 Act.

      L. "Initial Public Offering" means an offering of securities registered under Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 of Section 15(d) of the Securities Exchange Act.

      M. "Investment Personnel" means (i) any employee of the Trust, any of the Trust's investment advisers or any Company in a Control Relationship with any such entity, who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who (a) controls the Trust, or any of the Trust's investment advisers and (b) obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust.

      N. "Limited Offering" means a private placement or other offering that is exempt from registration under the Securities Act pursuant to
            Section 4(2) or Section 4(6) or pursuant or Rule 504, Rule 505 or Rule 506 under the Securities Act.

      O. "Purchase or Sale of a Security" includes, inter alia, the writing of an option to purchase and sell a security.

      P. A security is "held or to be acquired" if within the most recent 15 days it has (i) been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust. A purchase or sale includes the writing of an option to purchase or sell.

II.   Prohibited Purchases and Sales.

      A.    It shall be a violation of this Code for any Access Person:

            1. To employ any device, scheme, or artifice to defraud the Trust;
            2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
            3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
            4. To engage in any manipulative practice with respect to the Trust.

      B. Investment Personnel and members of any such person's immediate family are prohibited from purchasing securities issued in an Initial Public Offering or Limited Offering unless such acquisition is approved by the Code Compliance Officer or, in case where such person is affiliated with one of the Trust's investment advisers or principal underwriter, approved in accordance with the code of ethics adopted by the relevant investment adviser or principal underwriter.

      C. Access Persons are prohibited from revealing to any other person, except in the normal course of their duties on behalf of the Trust) any information regarding securities transaction by, or under consideration for, the Trust.

      D. Access Persons are prohibited from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. Such activities are generally referred to as "insider trading." While the law concerning insider trading is not static, it is generally understood that the law prohibits trading by an insider, while in possession of material nonpublic information, or trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or communicating material nonpublic information to others.

III.  Reporting.

      A. Independent Trustees will not be subject to the following reporting requirements, despite being listed as Access Persons, unless at the time of a transaction in a Covered Security, the Independent Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15 day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase by its investment adviser, the Trustee must file a report with respect to the quarter in which such transaction occurred.

      B. Initial Holdings Report. Every Access Person shall, within 10 days of becoming an Access Person, provide the Code Compliance Officer with an initial holdings report listing (i) the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became an Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of a date no more than 45 days prior to the date he/she became an Access Person and the account number of any such account; and (iii) the date that the report is submitted by the Access Person.

      C. Quarterly Transaction Report. No later than 30 days following the end of each calendar quarter, each Access Person shall submit a currently dated report containing:

            1. The date and nature of each Securities transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition);

            2. The title, number of shares and principal amount of each Covered Security and the price at which the transaction was effected; and

            3. The name of the broker, dealer or bank with or through whom the transaction was effected; and

            4. The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established.

            5. Any quarterly report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

            6.    The quarterly reporting requirements shall not apply to:

                  a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

                  b. Purchases or sales which are non-volitional on the part of either the Access Person or the Trust, including mergers, recapitalizations and similar transactions.

                  c. Purchases which are part of an automatic dividend reinvestment plan.

                  d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            7. An Access Person will not be required to file Quarterly Transaction Reports if the Access Person has duplicates of all broker trade confirmations and statements submitted to the Code Compliance Officer within 30 days of issuance and such confirmations and statements contain all of the information required by III.c.1-4, above.

      D. Annual Holdings Report. No later than 30 days following the end of each calendar year, each Access Person shall submit (in addition to his/her quarterly report), an annual holdings report containing: the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (iii) the date that the report is submitted by the Access Person. Any report submitted pursuant hereto may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

IV.   Administration

      B. Sanctions. Upon discovering a violation of this Code, the Board of Trustees of the Trust may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator. In the case of matters involving Access Persons who are affiliated with the Trust's principal underwriter or any investment adviser of the Trust, the Trustees may take into account the actions taken by any such entity in response to such matter.

      C. Certification. Each Access Person other than those referred to in III.D of this Code shall: (i) receive a copy of this Code of Ethics at the time of his/her appointment, employment or other engagement,
            (ii) certify in writing that he/she has read and understood the Code of Ethics; and (iii) retain a copy at all times. Any questions regarding this Code of Ethics should be referred to the Code Compliance Officer.

      D. Recordkeeping. Copies of this Code of Ethics, all records relating to violations of this Code of Ethics and actions taken as a result of the violations, and copies of all Access Persons' written acknowledgement of receipt of this Code of Ethics (and any subsequent amendments) are retained for a period of no less than five years, according to the guidelines in Rule 204A-1 under the Investment Advisers Act of 1940. Additionally, records containing the names of all Access Persons, the holdings and transaction reports made by those Access Persons and record of decisions approving Access Persons' acquisition of securities in Initial Public Offerings and Limited Offerings are also maintained by the Adviser.

      E. Confidentiality of Records. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

      F. Amendments. This Code may be amended from time to time with upon the approval of the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons. The Trust must approve any material changes to this Code no later than six (6) months after the adoption of such change by the investment adviser. Any amendments to this Code shall be distributed to each Access Person, who shall be asked to certify in writing that he/she has received, read and understood such amendments.

      G. Report Forms. Reports required under Section III of this Code may be submitted on those forms set forth in the Appendix to this Code.

                                                                             A-1
                                          Securities Account Identification Form

[Name of Access Person]

This report is being submitted pursuant to the Code of Ethics adopted by the Industry Leaders Fund ("Trust"). The undersigned certifies that the following is an accurate and complete listing of all securities accounts in which I have a Beneficial Interest and that I will inform the Trust, in writing, of any additional such account that may be established not later than 30 days after the calendar quarter in which such additional account is established:

-----------------------------------------------------------------------------------------------
Date Established             Name of the Account/Account No.       Name of Broker/Bank/Adviser
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

       Name of Reporting Person (Print):       _________________________________

       Signature of Reporting Person:          _________________________________

       Date of Submission                      _________________________________

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

                                                      A-2: Quarterly Report Form

                            The Industry Leaders Fund

         Quarterly Securities Transaction Report for the quarter ended:

FROM: [Name of Access Person]

1. This report is being submitted pursuant to the Integrity Policy Code of Ethics adopted by the Industry Leaders Fund ("Trust"). The undersigned certifies that the transactions described below were purchased or sold in reliance upon public information lawfully obtained and were not based upon information obtained as a result of any affiliation with the Trust.

2.    Please Check One:

Q The undersigned had no reportable securities transactions during the above-referenced quarterly period. OR

Q Please see attached confirmation/statement relating to reportable securities transactions during the above referenced period, which statement includes all of the information: indicated in the table below. OR

Q The undersigned had the following reportable securities transactions during the above referenced period:

--------------------------------------------------------------------------------------------------------------------------
    Date       Transaction           Security               Amount          Price/Share       Broker     Total Commission
--------------------------------------------------------------------------------------------------------------------------
                                    (interest         (principal amount,
                               rate/maturity date,      if applicable)
                                  if applicable)
--------------------------------------------------------------------------------------------------------------------------
Example           (Sold)           (IBM Common)          (100 Shares)        ($48 1/2)        (Paine          ($148)
(1/3/00)                                                                                     Webber)
--------------------------------------------------------------------------------------------------------------------------
(1/25/00)         (Buy)         (NYC Housing Bond)          ($5000)                                            (NA)
--------------------------------------------------------------------------------------------------------------------------
                                 (7.25% 12/31/08)
--------------------------------------------------------------------------------------------------------------------------

3.    Q     The undersigned certifies that an accurate listing of all securities accounts in which I have a Beneficial Interest is on file with the Firm. OR

      Q During the above-referenced quarterly period, the undersigned established following account(s):

--------------------------------------------------------------------------------------------------------------
Date Established                   Name of the Account/Account No.      Name/Address of Broker/Bank/Adviser
--------------------------------------------------------------------------------------------------------------

I certify that the information I am providing in this report is accurate and includes all transactions pursuant to which, and account in which, I acquired direct or indirect beneficial ownership of a security, other than transactions in U.S. Government securities, transactions in mutual fund shares other than the Industry Leaders Fund or transactions in accounts over which I have no direct or indirect influence or control in accordance with a determination to that effect under the Code. This report shall not be construed as an admission that I have or have had any direct or indirect beneficial ownership in the securities listed.

Signature of Reporting Person: _________________________________

Date of Submission _________________________________

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

                                        A-3: Initial/Annual Holdings Report Form

[Name of Access Person]

This report is being submitted pursuant to the Code of Ethics adopted by the Industry Leaders Fund ("Trust"). The undersigned certifies that the following is an accurate and complete listing of all Covered Securities in which I have a Beneficial Interest, as of

Q As of ___________________, which is no more than 45 days prior to the date on which I became an "Access Person" under the Policy. OR

Q     As of December 31, 20__.

-----------------------------------------------------------------------------------------
 Broker Name and      Account No.          Security           No. of Shares    Amount
     Address                          (include CUSIP, if
                                          available)

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

      Name of Reporting Person (Print): _________________________________

      Signature of Reporting Person: _________________________________

      Date of Submission _________________________________

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

                                                A-4: Access Person Certification

FROM: [[Access Person]]

The undersigned hereby certifies that he/she is has received a copy of and understands the Code of Ethics adopted by the Industry Leaders Fund and Claremont Investment Partners, LLC (the "Firm"), and in particular is aware of the following:

1) The interests of the Firm's clients are paramount; avoid even the appearance of acting other than in the best interest of a client.
2) All matters relating to the Firm or its clients are to remain strictly confidential.
3) Purchases of any Initial Public Offering or Privately Placed Security must be approved by the Firm before the acquisition.
4) Access Persons are forbidden from trading, either personally or on behalf of others, on material inside information (insider trading) and from communicating or disseminating material inside information to others. Information is inside information if it is not generally known to the marketplace. Information is considered material if is likely to be considered important by a reasonable investor in making an investment decision.
5) Access Persons must timely file initial and annual holdings statements as well as quarterly transaction reports. Reports must include transactions in Covered Accounts held directly and accounts in which the reporting person has any Beneficial Ownership Interest.
6) Every Access Person will be required annually to certify that he or she has complied with those reporting requirements to which he or she is subject under this Policy.

IMPORTANT:

The undersigned further acknowledges that he/she is subject to the provisions of this Policy and has complied with each standard and all reporting requirements to which he or she is subject.

Name of Access Person Reporting (Print): __________________________________

Signature : _________________________________

Date _________________________________


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